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                                                                Exhibit 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.








                                        ARTHUR ANDERSEN LLP



Cleveland, Ohio
 August 8, 1997